Exhibit 10.6

BUSINESS TRANSFER AGREEMENT

This BUSINESS TRANSFER AGREEMENT (the “Agreement”) is made and entered into on June 22, 2022, by and between HANRYU BANK CO., LTD., a corporation incorporated in South Korea (the “Seller”), and KINGDOM HOLDINGS., a corporation incorporated in the Cayman Islands (the “Purchaser”).

Background

The parties hereto desire that Seller sell and transfer to Purchaser and Purchaser purchase and acquire from Seller all of the Cryptocurrency Assets and consummate all of the other transactions contemplated hereby, all on the terms and subject to the conditions set forth in this Agreement (the “Transaction”).

Terms

THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE TRANSACTION

1.1. Sale and Purchase of Assets. (a) Subject to the terms and conditions of this Agreement, at the Closing hereunder, Seller shall sell, assign, transfer, deliver and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Acquired Assets as of the Effective Time, free and clear of all Liens, except Permitted Liens, for the Purchase Price specified below in Section 1.3.

(b) As used herein, the term “Acquired Assets” means Seller’s intangible asset, primarily relating to or primarily used in the Blockchain business, other than the Excluded Assets as set forth in Section 1.1. (c) hereof, wherever such properties, assets and rights are located and whether real, personal or mixed, whether accrued, contingent or otherwise, including all of the following to the extent primarily relating to or primarily used in the Business and if and to the extent any of the following does not constitute an Excluded Asset:

(i) existing outstanding cryptocurrency balance of KDC 299,651,320,620 (the “Kingdom Coin”) owned by Seller;

(ii) Blockchain Mainnet (the “Fandomchain”);

(iii) all of the Cryptocurrency Accounts including the FANTOO Wallet.

(c) The Acquired Assets shall not include, and Purchaser shall not purchase and Seller shall retain, any of the following whether or not they primarily relate to or are primarily used in the FANTOO platform business (the “Excluded Assets”):

(i) Notwithstanding the clauses set forth in Section 1.1. (c) to the contrary, the cryptocurrency balance of KDG(the “Kingdom Gold”)

(ii) all cash and cash equivalents including cash, any money deposit with respect to certain units of the lease agreements, funds in time and demand deposits or similar accounts, certificates of deposit, marketable securities, short-term instruments;-deferred charges, security deposits; prepaid expenses and other prepaid items, advanced payments;

(iii) all Contracts existing named by Seller;

(iv) all trademarks or trade name rights that is not primarily used nor primarily held for use in the conduct of the Business;

(v) all Intellectual Property that is not primarily used nor primarily held for use in the conduct of the Business;

(vi) all personnel records and other books and records that Seller is required by Law to retain in its possession, provided, however, that Purchaser shall be entitled to receive and retain copies of any such books and records (including personnel records relating to Transferred Employees) unless prohibited by applicable Law;

(vii) all rights or choses in action, causes of action, judgments, claims and demands against third parties (other than customers of the Business), in each case to the extent relating to or arising from the Excluded Assets, the Excluded Liabilities or the ownership, use or possession of the Acquired Assets prior to the Effective Time;

(viii) all rights or choses in action, causes of action, judgments, claims and demands against customers of the Business, in each case to the extent relating to or arising from the Excluded Assets or the Excluded Liabilities;

(ix) all losses, loss carry forwards and rights to receive refunds, credits and credit carry forwards with respect to any Taxes to the extent attributable to the period prior to the Effective Time, including interest thereon, and whether or not any of the foregoing is derived from the Business;

(x) any shares of any corporation, interests in any partnership or any ownership or other investment or equity interest, either of record, beneficially or equitably, in any Person;

(xi) all fixture, equipment and vehicles, tools, office equipment, office supplies, production and other supplies and other tangible property.

1.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Acquired Assets (the “Closing”) shall take place at 10:00 A.M., Seoul time, on the seventh Business Day after satisfaction (or waiver) of the conditions to closing set forth in Article 2 hereof (other than those which by their nature are not to be satisfied until Closing, but subject to the satisfaction or waiver of those conditions), or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the “Closing Date”). The Closing shall be deemed to be effective as of 11:59 P.M. local time on the Closing Date in each jurisdiction in which the Acquired Assets are located (the “Effective Time”), and Purchaser and Seller agree to acknowledge and use the Effective Time for all purposes, including for accounting and foreign and domestic Tax reporting purposes.

1.3. Purchase Price. (a) Upon the terms and subject to the conditions set forth herein, the aggregate price (the “Purchase Price”) to be paid by Purchaser shall be determined by the gross sales derived by Acquired Assets from June 22, 2022, to December 31, 2024, (the “Gross Sales”) as follows:

(i) In case of the Gross Sales exceeds $74million, the Purchaser shall pay 10% of the Gross Sales to the Seller.

(ii) In case of the Gross Sales exceeds $37million and less than $74million, the Purchaser shall pay 15% of the Gross Sales to the Seller.

(iii) In case of the Gross Sales is less than $37million, the Purchaser would not pay any percentage of the Gross Sales.

(b) Notwithstanding any other clauses herein to the contrary, the Purchaser shall assume the all indebtedness of the Seller related to the Acquired Assets.

ARTICLE II
CLOSING CONDITIONS

2.1. Obligation to Purchase. The Purchaser’s obligation to purchase the Acquired Assets and to take the other actions required of it at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

(a) Each of the Seller’s representations and warranties in this Agreement must have been true and correct as of the date of this Agreement, and must have been true and accurate as of the Closing Date as if made on the Closing Date;

(b) The Seller must have delivered the Acquired Assets right after signing this Agreement.

2.2. Obligation to Transfer. Seller’s obligation to Transfer the Acquired Assets and to take the other actions required to be taken by the Seller at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part)

(a) Each of the Purchaser’s representations and warranties in this Agreement must have been true and correct as of the date of this Agreement, and must have been true and correct as of the Closing Date as if made on the Closing Date;

(b) The Purchaser shall pay the Purchase Price described in Section 1.3.(a), Article I;

(c) The Purchaser must have requested the Creditor to answer whether he/she will consent or not to the assumption of indebtedness described in Section 1.3.(b), Article I;

(d) The Purchaser must have sufficient funds (or access to sufficient funds) available to it to manage Acquired Assets.

ARTICLE III
REPRESENTATIONS and WARRANTIES

The parties hereto represent and warrant respectively each other that each party is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated.

ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated at any time prior to Closing:

(a) By mutual written consent of Seller and Purchaser;

(b) By Purchaser, upon written notice to the Seller, if there shall have been (i) a breach of any warranty on the part of the Seller, or if any warranty of Seller shall have become untrue in any respect, or (ii) a breach by Seller of any of its provisions or agreements hereunder and such breach is not cured within 10 days after notice thereof by Purchaser;

(c) By Purchaser, in the event that Seller becomes or is declared insolvent or bankrupt, makes an assignment for the benefit of all or substantially all of its creditors, enters into an agreement for the composition, extension or readjustment of all or substantially all or of its obligations, or becomes the subject of any proceedings related to its liquidation or insolvency or for the appointment of a receiver of similar officer.

(d) By Seller, upon written notice to-the Purchaser, if there shall have be-en-(t) a breach of any warranty on the part of the Purchaser, or if any warranty of Purchaser shall have become untrue in any respect, or (ii) a breach by Purchaser of any of its provisions or agreements hereunder and such breach is not cured within 10 days after notice thereof by Seller;

4.2. Effect of Termination. The termination of this Agreement shall not affect any rights and obligations which have accrued prior to the termination; provided, however, that nothing herein shall relieve any party of any liability before the termination of this Agreement.

ARTICLE V
INDEMNIFICATION

The parties agree to indemnify and keep indemnified and hold harmless the other Party from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, assessments, damages, and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred by, imposed upon arising from or asserted against the other Party as a result of relating to or arising out of any breach, default or non-compliance under this Agreement.

ARTICLE VI
INTERPRETATION

6.1. Each term defined in the singular form in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.

6.2. Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other certificate, report or document made or delivered pursuant hereto.

6.3. The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule, and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

6.4. A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

6.5. Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

6.6. The words “including” and “include” mean including without limiting the generality of any description preceding such term, the phrase “may not” is prohibitive and not permissive, and the word “or” is not exclusive.

6.7. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from but excluding” and the words “to” and “until” each means “to and including.”

6.8. In case any provisions contained respectively in the Special Conditions and the General Conditions are discrepant each other, the provisions in the Special Conditions shall take precedence over those in the General Conditions.

ARTICLE VII
COVENANTS

7.1. Access Information and Documents. The Seller shall afford to the Purchaser and its representatives (including Purchaser’s agents, accountants, counsel, surveyors, financing sources and employees), reasonable access during regular business hours throughout the period from the date of this Agreement to the Closing Date to all their respective books, documents, records, properties and facilities that relate to the Acquired Assets and, during such period, shall furnish as promptly as reasonably practicable to Purchaser all available information as Purchaser reasonably may request to the extent relating to the Agreement. The Seller shall permit Purchaser, its representatives and financing sources reasonable access throughout the period from the date of this Agreement to the Closing Date to discuss matters related to the Business with the officers, directors, employees and auditors of Seller and its Subsidiaries. Notwithstanding the foregoing, no such access shall unreasonably interfere with the operation of the respective business of Seller.

7.2. Specific Performance. The parties hereto acknowledge and agree that damages along would not provide an adequate remedy for any breach or threatened breach of the provisions of this Agreement and therefore that, without prejudice to any and all other rights and remedies a party may have(including but not limited to damages), such party shall be entitled without proof of special damage to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of such provisions.

7.3. Confidentiality. (a) At all times after the Closing Date, The Seller shall keep confidential all data, trade secrets, proprietary secrets and any other confidential information regarding the Acquired Assets and not disclose such confidential information to anyone other than Purchaser, except with the express written consent of Purchaser or as required by Law, order or legal process. Confidential information shall not be deemed to include information (i) that is or becomes generally available to the public other than by breach of these confidentiality obligations by Seller, (ii) is or becomes available to Seller from any person who is not subject to any confidentiality obligation to Purchaser, (iii) is developed after the Closing by or on behalf of Seller without reliance on confidential information regarding the Business acquired prior to the Closing or (iv) to the extent Seller uses such information in the ordinary course of its business under any right or license to so use such information from Purchaser. In the event Seller is required by Law, order or legal process to disclose any such confidential information, such person will promptly notify Purchaser in writing so that Purchaser may, at its expense, seek a protective order and/or other motion to prevent or limit the production or disclosure of such confidential information; provided that in the absence of a protective order or the receipt of a waiver from Purchaser after a request in writing therefor is made by any such person, if any such person is legally required to disclose confidential information, such person will be entitled to disclose such information without liability under these confidentiality provisions.

(b) The Purchaser shall keep confidential all data, trade secrets, proprietary secrets and any other confidential information of Seller disclosed heretofore or hereafter by Seller to Purchaser, other than any such information included in the Acquired Assets, and not disclose such confidential information to anyone other than Seller, except with the express written consent of Seller or as required by Law, order or legal process. Confidential information shall not be deemed to include information (i) that is or becomes generally available to the public other than by breach of these confidentiality obligations by Purchaser, (ii) is or becomes available to Purchaser or any of its Affiliates from any person who is not subject to any confidentiality obligation to Seller, (iii) is developed after the Closing by or on behalf of Purchaser or any of its Affiliates without reliance on confidential information of Seller acquired prior to the Closing or (iv) to the extent Purchaser uses such information in the ordinary course of its business under any right or license to so use such information from Seller. In the event Purchaser or any of its Affiliates or representatives is required by Law, order or legal process to disclose any such confidential information, such person will promptly notify Seller in writing so that Seller may, at its expense, seek a protective order and/or other motion to prevent or limit the production or disclosure of such confidential information; provided that in the absence of a protective order or the receipt of a waiver from Seller after a request in writing therefor is made by any such person, if any such person is legally required to disclose confidential information, such person will be entitled to disclose such information without liability under these confidentiality provisions.

ARTICLE VIII
GOVERNING LAW and JURISDICTION

8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Republic of Korea without giving effect to the rules of conflict of Laws of the Republic of Korea that would require application of any other Law.

8.2. Consent to Jurisdiction. The parties shall consent to and submit to the exclusive jurisdiction of the Seoul Central District Court located in the Republic of Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and Seller and Purchaser shall irrevocably waive, to the fullest extent permitted by Law, any objection which it may have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

ARTICLE IX
MISCELLANEOUS

9.1. Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by Law.

9.2. Notices. All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (a) on the date of delivery when delivered by hand, (b) on the date of transmission when set by facsimile transmission during normal business hours with telephone confirmation of receipt, (c) three (3) days after dispatch when sent by a reputable courier service that maintains record of receipt.

9.3. Successors and Assigns. The Seller shall not assign this Agreement or any of their rights or obligations hereunder without the prior written consent of Purchaser. The Purchaser may at any time assign this Agreement and any of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Seller, and to any other party by providing prior notice in writing to the Seller. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

9.4. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof, and is not intended to confer upon any Person other than the parties hereto any benefit, right or remedy.

9.5. Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies or omissions in representations and warranties by the other party; (iii) waive compliance by the other party with any of the provisions or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party, whether or not similar.

9.6. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual-intent, and no rule of strict construction shall be applied against-any Party.

9.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

9.8. Further Assurances and Assistance. The parties agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement, whether before, at or after the Closing. The Seller agrees that, at any time and from time to time after the Closing, it will execute and deliver to the Purchaser such further assignments or other written assurances as Purchaser may reasonably request to perfect and protect the purchaser’s title to the Acquired Assets.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.